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                                                                      EXHIBIT 11


                          STERLING ELECTRONICS CORPORATION
              (11) - Statement Re:  COMPUTATION OF PER SHARE EARNINGS

                                                      THIRTEEN WEEKS ENDED            THIRY-NINE WEEKS ENDED
                                                   ----------------------------    ----------------------------
                                                   DECEMBER 30,    DECEMBER 31,    DECEMBER 30,    DECEMBER 31,
                                                       1995            1994            1995            1994
                                                   ------------    ------------    -----------     ------------
PRIMARY
Average shares outstanding                           6,910,401       6,865,666      6,910,510        6,850,295
Net effect of dilutive stock options-
   based on the treasury stock method
   using average market price                          192,297         112,414        187,598          125,819
                                                    ----------      ----------     ----------       ----------
Total                                                7,102,698       6,978,080      7,098,108        6,976,114
                                                    ----------      ----------     ----------       ----------
                                                    ----------      ----------     ----------       ----------
Net income applicable to common stock
   Income from continuing operations                $2,502,938      $1,798,893     $7,298,125       $5,360,992
   Income (loss) from discontinued operations                0          11,698       (534,374)          36,745
                                                    ----------      ----------     ----------       ----------
                                                    $2,502,938      $1,810,591     $6,763,751       $5,397,737
                                                    ----------      ----------     ----------       ----------
                                                    ----------      ----------     ----------       ----------
Per share amount
   Income from continuing operations                     $0.35           $0.26          $1.03            $0.77
   Income (loss) from discontinued operations             0.00            0.00          (0.08)            0.00
                                                    ----------      ----------     ----------       ----------
                                                         $0.35           $0.26          $0.95            $0.77
                                                    ----------      ----------     ----------       ----------
                                                    ----------      ----------     ----------       ----------
FULLY DILUTED

Average shares outstanding                           6,910,401       6,865,666      6,910,509        6,850,295
Net effect of dilutive stock options-
   based on the treasury stock method
   using the end of period market price,
   if higher than average market price                 192,297         112,983        205,539          128,063
                                                    ----------      ----------     ----------       ----------
Total                                                7,102,698       6,978,649      7,116,048        6,978,358
                                                    ----------      ----------     ----------       ----------
                                                    ----------      ----------     ----------       ----------
Net income applicable to common stock
   Income from continuing operations                $2,502,938      $1,798,893     $7,298,125       $5,360,992
   Income (loss) from discontinued operations                0          11,698       (534,374)          36,745
                                                    ----------      ----------     ----------       ----------
                                                    $2,502,938      $1,810,591     $6,763,751       $5,397,737
                                                    ----------      ----------     ----------       ----------
                                                    ----------      ----------     ----------       ----------
Per share amount
   Income from continuing operations                     $0.35           $0.26          $0.71            $0.77
   Income (loss) from discontinued operations             0.00            0.00          (0.08)            0.00
                                                    ----------      ----------     ----------       ----------
                                                         $0.35           $0.26          $0.63            $0.77
                                                    ----------      ----------     ----------       ----------
                                                    ----------      ----------     ----------       ----------



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